    LOAN AGREEMENT

    This LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into effective as of the __ day of ____, 20__ by and between _______, a ______________ business trust with its address at ______________________(the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank").

    1.    (a)    Definitions. The following terms shall have the meanings specified below:

    "Act" shall mean the Investment Company Act of 1940, as amended.

    “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Fund from time to time concerning or relating to bribery or corruption.

    "Applicable Law" shall mean and include laws, statutes, ordinances, and rules and regulations thereunder, and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority having the force of law, and all related orders, writes, judgments, injunctions, decrees or awards to which the Borrower or the Fund shall or may be subject, including without limitation, any environmental laws, anti-corruption laws and applicable sanctions.

    "Authorized Officer" shall have the meaning set forth in Section 6(a)(i)(C).

"Available Facility" shall mean at any time, the lesser of (i) ___ Dollars ($0) and (ii) ____% of the gross market value (as determined solely by the Bank using consistently-applied valuation methods disclosed to the Borrower) of the unencumbered assets of the Fund (A) which are recorded on the Borrower's books and records as belonging solely to the Fund, and (B) which are not subject to segregation or any special purpose usage, and (C) as to which no third party has any pledge, security interest, lien or any other rights, and (D) which are held by the Bank as sole Custodian and in which the Bank has a fully perfected, first priority security interest.
    "Bank" shall have the meaning set forth in the preamble.

    "Borrower" shall have the meaning set forth in the preamble.

    "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banking institutions in the State of Ohio are authorized or required by law or other government actions to close.

    "Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

    "Custodian" shall mean the Bank, as custodian, pursuant to the Custody Agreement.

    "Custody Agreement" shall mean that certain Custody Agreement now in effect between the Borrower and the Bank, as it may be amended, restated, modified or supplemented from time to time.

    “Declaration of Trust” shall mean the Borrower’s declaration of trust creating the Borrower.

    "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

    “Dollar” and “$” shall mean the lawful currency of the United States of America.

    "Effective Date" shall have the meaning set forth in Section 6(a).

    "Event of Default" shall have the meaning set forth in Section 7.

    "Fund" shall mean the Series known as the ____________ regardless of any name changes to, and including all subaccounts and all assets of, replacements or substitutions for such specified Series for which the Bank is Custodian, now existing or added in the future.

    "Fund Statement" shall mean the Borrower's Statement of Additional Information now in effect, as it may be amended, restated, modified, or supplemented from time to time, relating to the Fund and the other Series of the Borrower.

    "GAAP" shall mean generally accepted accounting principles in the United States consistently applied in accordance with past practices.

    "Governmental Authority" shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.

    "Indebtedness" of any person shall mean all of the obligations of such person which, in accordance with GAAP, would be included as liabilities on the balance sheet of such person including, without limitation, (i) any indebtedness, obligation or liability of any kind or nature whatsoever and (ii) any guarantee, indemnity, endorsement, suretyship or other contingent obligation of any kind or nature whatsoever in respect of the obligations of another person.

    "Investment" shall mean, when used with respect to any person, any direct or indirect purchase or other acquisition by such person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other person or any direct or indirect advance, loan or other extension of credit or capital contribution by such person to any other person.

    "Lien" shall mean any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever.

    "Loan" and "Loans" shall have the meaning set forth in Section 2(a).

    "Loan Documents" shall mean this Agreement, the Note, the Pledge and Security Agreement, the Securities Account Control Agreement and all other documents and instruments executed in connection herewith and with the Loans, as each of the same may be amended, restated, supplemented, or otherwise modified from time to time.

    “Loan Request” shall have the meaning set forth in Section 2(c).

    "Maturity Date" shall mean the later of (a) twenty (20) Business Days from the Effective Date, or (b) if after repayment in full by the Borrower of the initial Loan, the Bank (in its sole discretion) approves a new Loan to Borrower hereunder, 20 Business Days after the making of any such new Loan by the Bank. In any case the Maturity Date shall be no later than _________, 20__.

    "Net Assets" shall mean from time to time, the net assets of the Fund, calculated by taking the sum of the value of the Fund's securities plus any cash and other assets (including dividends and interest accrued but not collected) less all liabilities, including accrued expenses, allocable to the Fund.

    “Non-Excluded Taxes” shall have the meaning set forth in Section 3(d).

    "Note" shall have the meaning set forth in Section 2(b).

    "Obligations" shall mean all of the Borrower's liabilities, obligations and indebtedness to the Bank hereunder, under the Note and the other Loan Documents, or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary, secondary, contingent or fixed or arising under oral or written agreement or by operation of law.

    “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

    "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by an Authorized Officer containing the information noted in Section 6(a)(i) hereof, and any amendment and/or restatement of the same.

    “PATRIOT Act” mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

    "Permitted Indebtedness" shall mean (i) liabilities of the Borrower incurred in the ordinary course of business which are not past due (except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided), (ii) liabilities the Borrower is permitted to incur on behalf of the Fund under the Fund Statement or the Prospectus, (iii) the Obligations, (iv) other obligations, liabilities and indebtedness owed by the Borrower to the Bank.

    "Pledge and Security Agreement" shall mean a Pledge and Security Agreement between the Borrower and the Bank substantially in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    "Prime Rate" shall mean the rate, which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

    "Prospectus" shall mean the Prospectus of the Borrower now in effect, as it may be amended, restated, modified, or supplemented from time to time.

    "Requirement of Law" as to any person shall mean any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

    “Sanctioned Country” means, at any time, any county or territory which is itself the subject or target of any comprehensive Sanctions.

    “Sanctioned Person” means, at any time, (a) any person, entity or group listed in any Sanctions related list of designated persons, entities or groups maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any person entity or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any person, entity or group 50% or more owned, directly or indirectly, by any of the above.

    “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United

Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

    "Securities Account Control Agreement" shall mean a Securities Account Control Agreement among the Borrower, the Bank and the Custodian substantially in the form attached hereto as Exhibit B, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    "Series" shall mean a separate series established by the Borrower’s trustees pursuant to the Declaration of Trust.

    “Trust” shall mean ___________, a ____________ business trust.

        (b)    General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description proceeding such term. Each reference herein to any person shall include a reference to such person's permitted successors and assigns.

        (c)    Cross-References. Unless otherwise specified, references in this Agreement and in each Loan Document to any Section are references to such Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

    2.    Loan Facility.

        (a)    Loans. Subject to the terms and conditions set forth herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the Bank may, in its sole discretion, lend and relend to the Borrower for the account and benefit of the Fund, during the period from the Effective Date to the earlier of (i) the Maturity Date (or the date of any extension of this Agreement in a writing signed by the Bank), or (ii) the date of the occurrence of an Event of Default, unless waived in a writing signed by the Bank, such amounts as the Borrower may from time to time request (each individually a "Loan" and collectively, the "Loans") up to an aggregate principal amount outstanding at any time not to exceed the amount of the Available Facility. If the aggregate amount of the Loans made to the Borrower hereunder and outstanding at any one time exceeds the Available Facility, then the Borrower shall, within five (5) days thereof, repay sufficient of the Loans to bring the outstanding Loan amount within the Available Facility. The proceeds of Loans may only be used by the Fund for short term liquidity in connection with shareholder redemptions permitted under the Fund Statement and the Prospectus. Because of such limited usage, it is contemplated by both parties hereto that this facility shall consist of term Loans due in twenty (20) Business Days.

    This Agreement does not establish a commitment or obligation of the Bank to lend money to the Borrower. The decision of whether or not to make any Loan shall be made by the Bank in its sole and absolute discretion. It is contemplated by both parties hereto that this facility shall consist of (a) an initial term Loan due in twenty (20) Business Days, as to which the Bank may, but is not obligated to, relend prepaid amounts up to the Available Facility during such term, followed by (b) additional term Loans up to the Available Facility with identical twenty (20) Business Day terms.

(b)    Note. The Loans shall be evidenced by a promissory note given by the Borrower to the Bank, substantially in the form of Exhibit C attached hereto and made a part hereof (as such note may be extended, amended, restated, supplemented, or otherwise modified from time to time, and together with any one or more notes which may be issued in exchange for such note, the "Note"). The Bank is hereby authorized by the Borrower to enter from time to time the principal balance of the Loans and all payments and prepayments thereon on the reverse of the Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount of the Loans set forth thereon or therein shall be presumptive evidence of the principal amount owing to the Bank and unpaid thereon, absent manifest error. The Borrower further authorizes the Bank to charge any account of the Borrower, in the name of the Fund, at the Bank or charge or increase any loan balance of the Borrower for the amount of any payments due to the Bank hereunder from the Borrower.
        (c)    Loan Requests. The Borrower shall notify, by written notice or e-mail in the form attached hereto and made a part hereof as Exhibit D (each such notice, a "Loan Request"), such person at the Bank as the Bank may, from time to time, instruct the Borrower, by 2:00 p.m. (Eastern Time) on each day on which the Borrower desires to obtain a Loan hereunder, which day must be a Business Day, specifying the amount of the Loan desired. Any such e-mail shall be only from the confirmed e-mail address of an Authorized Officer and include approval by such Authorized Officer of an attached Loan Request (whether or not signed, and if not signed being deemed to incorporate as accepted by the Borrower all terms and conditions of such Loan Request form). Notwithstanding the foregoing sentence, the Borrower may verbally request a Loan hereunder, provided that the Borrower shall, on the same day, send the Bank by e-mail or telecopy a follow-up Loan Request in respect thereof. In no event shall the Borrower request any Loan which, if advanced, would cause the aggregate principal amount of the Loans outstanding to exceed the Available Facility. Each e-mail or verbal request for a Loan hereunder shall be deemed to include, and each written request shall include, a representation that all of the representations and warranties made by the Borrower in the Loan Documents are and will be, after giving effect to the requested Loan, true and correct, that all the conditions precedent to such Loan as set forth in Section 6 hereof have been satisfied, and that the proceeds of the Loan will not be used for any purpose that is not permitted hereunder. Each advance of Loan proceeds hereunder shall be in a minimum amount of $1,000.00.

        (d)    Disbursement of Funds. Each Loan shall be effectuated by the Bank crediting an account maintained by the Borrower with the Bank.

        (e)    Interest.

            (i)    The Borrower shall pay interest on the outstanding principal balance of the Loans at a rate per annum equal to the Prime Rate, which interest shall be payable to the Bank monthly, in arrears, commencing on ____, 20__ and on the 1st day of each month thereafter and on the date specified in the second sentence of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever the Borrower repays all or a part of the Loans as a voluntary prepayment. The Bank will invoice the Borrower on a monthly basis for interest due on the Loans for the previous month.

            (ii)    Upon the occurrence and during the continuance of any Event of Default hereunder, at the option of the Bank, the Loans and other outstanding Obligations of the Borrower to the Bank shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Loans prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

            (iii)    Interest on the Loans shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

            (iv)    If any payment by the Borrower is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

        (f)    Maximum Outstanding Period. Notwithstanding anything herein to the contrary, no Loan shall be outstanding for more than twenty (20) Business Days after such Loan is made.

    3.    Payments.

        (a)    Mandatory Prepayments.

            (i)    The Borrower agrees that if the aggregate principal amount of all Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable to the Bank and the Borrower shall repay such excess.

            (ii)    The Borrower shall repay each of the Loans in full in cash together with interest accrued thereon and any other fees and charges hereunder on the Maturity Date of such Loan and, if earlier, the date on which such Loan becomes due, whether by virtue of a mandatory prepayment provision, by demand, acceleration, or otherwise.

        (b)    Voluntary Prepayments. The Borrower may prepay any Loan in whole or in part from time to time; provided, however, that each prepayment shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of such Loan, and shall be made with interest accrued thereon.

        (c)    Increased Costs.

            (i)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Note, or any Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof and the result is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making or maintaining the Loans, or to reduce any amount receivable hereunder in respect thereof, then the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable.

            (ii)    If the Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, after submission by the Bank to the Borrower of a written or e-mail request therefor, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

            (iii)    Any amounts payable pursuant to this subsection (c) shall be payable thirty (30) days after the Bank’s written request for payment is received by the Borrower. A certificate as to any amounts payable pursuant to this subsection (c) submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

        (d)    Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under the Note, such amounts shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

        (e)    Place of Payment. All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, M.L. CN-OH-W6TC, Cincinnati, OH 45202, or at such other place as may be designated by the Bank to the Borrower in writing.

        (f)    Business Day Payments. Whenever any of the terms and provisions of this Agreement or the other Loan Documents provides that any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

    4.    Representations and Warranties. To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

        (a)    Existence. The Borrower is duly organized, validly existing, and in good standing as a business trust under the laws of __________ and is registered as an investment company under the Act.

        (b)    Authority. The Borrower has full power and authority to own its properties and to conduct its business as an investment company and to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents.

        (c)    Borrowing Authorization. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents: (i) have been duly authorized by all requisite trust action; (ii) do not and will not violate (A) any law, regulation, order, writ, judgment, decree, determination, or award currently in effect and applicable to the Borrower, (B) the Declaration of Trust or other organizational or governing documents of the Borrower or the Fund Statement or Prospectus, (C) any provision of any agreement to which the Borrower is a party, or by which it or any of its properties or assets is bound, and (D) any franchise, license, permit, certificate, authorization, qualification, accreditation, or other similar right, consent, or approval of or applicable to the Borrower; and (iii) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower, except in favor of the Bank. No consents, licenses, permits, applications, or authorizations of, notices or reports to, or registrations, filings, or declarations with, any

Governmental Authority or other third party are required to be obtained in connection with the execution, delivery, or performance by the Borrower of any of the Loan Documents.

        (d)    Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, pursuant to due authorization, and constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

        (e)    Financial Information; Adverse Change. The Borrower has provided, or prior to the Effective Date will provide, the Bank with (i) its audited financial statements for its most recently ended fiscal year and (ii) the related up to date Prospectus. The Borrower does not have any contingent liabilities not provided for or disclosed in such financial statements. Such financial statements present fairly, in all respects, the financial condition of the Borrower in accordance with GAAP. There has been no material adverse change in the business or financial condition of the Borrower since the date of such financial statements.

        (f)    Indebtedness. The Borrower has no Indebtedness other than Permitted Indebtedness.

        (g)    Investments. None of the Borrower's Series, including the Fund, has Investments which such Series is not authorized to have or which are inconsistent with or conflict with the provisions of the Prospectus relating to such Series and the Borrower generally or for which it or the Borrower is required to obtain shareholder approval.

        (h)    Litigation. There is no litigation or other action or proceeding pending or, to the best of the knowledge of the Borrower after diligent investigation, threatened against or affecting the Borrower or any of its Series before any Governmental Authority.

        (i)    Title to Property. The Borrower (or, to the extent applicable, each Series) has good, indefeasible, and merchantable title to and ownership of all of its assets, including without limitation the Collateral, free and clear of all Liens except those in favor of the Bank.

        (j)    Compliance. The Borrower is in compliance with the Act and all other Applicable Laws.

        (k)    No Default. No default (or event which, with notice or lapse of time, or both, would constitute a default) exists under any agreement or instrument to which the Borrower is a party or pursuant to which any property of the Borrower is encumbered.

        (l)    Taxes. The Borrower has filed all federal, state, and local tax returns and other reports which it is required by law to file, has paid all taxes,

assessments, and other similar charges that are due and payable, except to the extent that any such taxes or charges are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books and records, and has withheld all employee and similar taxes which it is required by law to withhold.

        (m)    Licenses, Etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights, and approvals which are necessary for the operation of its business. The Borrower is not in violation of the terms of any such franchise, license, permit, certificate, authorization, qualification, accreditation, consent, right, or approval.

        (n)    Broker's Fees. No brokerage, finder's, or similar fee or commission is due to any party by reason of the Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and the Borrower shall indemnify and hold the Bank harmless from all such fees and commissions.

        (o)    Solvency. Immediately after giving effect to the execution and delivery of the Loan Documents and the making of the Loans hereunder and at all times thereafter while such Loans or any portion thereof are outstanding, each of the Borrower and the Fund shall be solvent, shall be able to pay its debts and obligations as they become due, and shall have capital sufficient to carry on its business.

        (p)    Anti-Corruption Laws; Anti-Terrorism Laws. (1) The Borrower and the Fund (and their respective officers and employees and to the knowledge of the Borrower and the Fund any related directors and agents) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Borrower nor the Fund (or to the knowledge of the Borrower and the Fund any related, directors, officers or employees) are a Sanctioned Person. No Loan, use of proceeds of any Loan, or other transactions contemplated hereby will violated Anti-Corruption Laws or applicable Sanctions; (2) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Trust and the Fund are in compliance in all material respects with the PATRIOT Act.

    5.    Borrower's Covenants. The Borrower agrees with the Bank that, from the date of this Agreement and until the Loans are paid in full and all obligations under this Agreement and the other Loan Documents are fully performed and this Agreement has been terminated:

        (a)    Books and Records; Inspection. The Borrower shall keep and maintain complete books, records, and files with respect to its business in accordance with GAAP and shall accurately and completely record all transactions therein. The Borrower shall permit the officers, employees, and designated representatives of the Bank, from time to time to inspect the Borrower's property and to inspect and make copies of or extracts from the books, records, and files of the Borrower, and the Borrower shall make the same available to the Bank and its agents and representatives for such purposes at such reasonable times as the Bank shall request. Any such inspection and copying shall be at the Bank’s sole cost and expense so long as no Event of Default has occurred and is continuing.

(b)    Financial Statements; Reports. The Borrower shall furnish to the Bank: (i) within one hundred twenty (120) days after the last day of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared in accordance with GAAP, with detail reasonably satisfactory to the Bank, and consisting of at least a statement of assets and liabilities for each of the Series (including the Fund) as at the close of such fiscal year, a Schedule of Investments for each of the Series (including the Fund) as at the close of such fiscal year, a statement of operations for each of the Series (including the Fund) for such fiscal year, and a statement of changes in net assets for each of the Series (including the Fund) for such fiscal year, and certified by an independent certified public accountant satisfactory to the Bank; (ii) statements of the Borrower's and the Fund's Net Assets and the market value of the assets of each Series (including the Fund) of the Borrower, whether or not held by the Custodian, on a daily basis whenever any Loans are outstanding hereunder and otherwise upon the Bank's request; (iii) promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials, and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to holders of interests in the Fund generally; and (iv) promptly, any amendments to or restatements of the Fund Statement (including without limitation the Statement of Additional Information) or Prospectus for the Borrower; and (v) such other reports and information as the Bank may reasonably request from time to time. The Bank agrees that the Borrower shall have no obligation to deliver any document, report or financial statement to the Bank hereunder if the same is publicly available through the SEC’s EDGAR system or similar system.
        (c)    Taxes. The Borrower shall file all federal, state, and local tax returns and other reports the Borrower is required by law to file, and shall pay when due all taxes, assessments, and other liabilities, except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP will be provided and shall withhold all employee and similar taxes which it is required by law to withhold.

        (d)    Existence and Status. The Borrower shall maintain its existence as a business trust in good standing under the laws of _________, shall continue to be registered as an investment company under the Act, and shall continue to maintain the Fund as a separate Series of the Borrower.

        (e)    Compliance with Law. The Borrower shall comply at all times with the Act and all other Applicable Laws.

        (f)    Borrower's Coverage Ratio. The Borrower shall not permit the ratio of its (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit, or other account) maintained by the Borrower) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit, or other account) maintained by the Borrower to be less than 300% at any time.

        (g)    Fund's Coverage Ratio. The Borrower shall not permit the ratio of the Fund's (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and the Fund liabilities in respect of overdrafts in any account (whether trust, demand deposit, or other account) maintained by the Borrower on behalf of the Fund) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and the Fund's liabilities in respect of overdrafts in any account (whether trust, demand deposit, or other account) maintained by the Borrower on behalf of the Fund to be less than 300% at any time.

        (h)    Licenses. The Borrower shall have, acquire, and maintain all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights, and approvals which are required by law or are necessary for the operation of its business.

        (i)    Notice. The Borrower shall notify the Bank in writing, promptly upon the Borrower's learning thereof, of: (i) any litigation, suit, or administrative proceeding which may affect the operations, financial condition, or business of the Borrower or the Bank's interest in any of the Collateral; (ii) any default by the Borrower under any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or by which the Borrower or its assets are bound; (iii) a Default or an Event of Default under this Agreement; and (iv) any default by any obligor under any note or other evidence of Indebtedness payable to the Borrower.

        (j)    Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purpose that is not permitted under the Fund Statement and the Prospectus. Neither the Borrower nor the Fund will request any Loan, and neither the Borrower nor the Fund shall use (and the Borrower and the Fund shall ensure that its directors, officers, employees and agents shall not use) the proceeds of any Loan (1) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or (2) in any manner that would result in the violation of any applicable Sanctions.

        (k)    Liens. The Borrower shall not create or permit to exist any Liens with respect to any of the assets or property of the Fund, including, without limitation, the Collateral, whether now owned or hereafter acquired, except Liens in favor of the Bank.

        (l)    Investments. The Borrower shall not make, agree to make, or hold any Investment which it is not permitted to make without shareholder (or other owner member) approval unless such approval has been obtained and shall make only those Investments which conform with the provisions of the Prospectus. Without limiting the generality of the foregoing, the Borrower shall not permit the Fund to make, agree to make, or hold any Investment which it is not permitted to make without shareholder (or other owner member) approval (unless such approval has already been obtained) and shall comply in all respects with, and shall make only those Investments which conform with, the provisions of the Prospectus relating to the Fund and the provisions of the Prospectus relating to the Borrower generally.

        (m)    Transfer of Property. The Borrower shall not sell, transfer, convey, or lease, any of the assets or property of the Borrower, including, without limitation, the Collateral, other than in the ordinary course of business.

        (n)    Change in Structure; Change in Business. The Borrower shall not enter into any business which is substantially different from that presently conducted by the Borrower. The Borrower shall maintain the Fund as a Series separate and apart from any other Series.

        (o)    Indebtedness. The Borrower shall not incur or permit to exist any Indebtedness other than Permitted Indebtedness.

        (p)    Bank Accounts. Other than accounts with the Bank, the Borrower shall not make or maintain deposits on its own behalf or on behalf of the Fund with any bank or similar institution which has any right of setoff, bankers' lien, combination or consolidation of accounts, counterclaim or other similar right under Applicable Law with respect to such deposit.

        (q)    Compliance with Agreements. The Borrower shall, and shall cause the Fund to, comply with all agreements and instruments to which it is a party or pursuant to which any of its property is encumbered.

        (r)    Contracts. The Borrower shall not, and shall not permit the Fund to, enter into any agreement, contract or arrangement which would impair or adversely affect (i) its right and/or ability to carry on its business as now conducted, (ii) its right and/or ability to carry on the business of the Fund (as if the Fund was a separate business) as now conducted, or (iii) the Collateral.

        (s)    Insurance. The Borrower shall maintain such insurance as is typically maintained by prudent companies in the same line of business as the Borrower, and, without limitation of the generality of the foregoing, shall maintain all insurance required under the Act.

        (t)    Waiver. Any variance from the covenants of the Borrower pursuant to this Section 5 shall be permitted only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

        (u)    Further Assurances. The Borrower shall take all further actions and execute all such further documents and instruments as the Bank may at any time reasonably determine may be necessary or desirable to create, perfect, preserve and/or protect or ensure the priority of any Lien or security interest in any Collateral.

        (v)    PATRIOT Act Compliance. The Borrower and the Fund shall provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the PATRIOT Act.

    6.    Conditions Precedent.

        (a)    Conditions Precedent to the Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied or waived by the Bank in its sole and absolute discretion:

            (i)    Proof of Action; Incumbency. The Bank shall have received an Officer's Certificate from the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the Declaration of Trust or other organizational and governing documents of the Borrower as in effect as of the Effective Date, (B) that attached thereto is the true and correct copy of the records of all action taken by the Borrower to authorize its execution and delivery of this Agreement and the other Loan Documents (and the Loans contemplated hereby and thereby), and (C) as to incumbency, the name and specimen signature of each individual who shall be authorized (each an "Authorized Officer") (1) to sign, in the name of the Borrower, this Agreement and the other Loan Documents, and (2) to request Loans, give certificates and notices (including, without limitation, new Officer’s Certificates) and to take other action on its behalf under this Agreement. Only Authorized Officers who are duly elected executive officers of the Borrower are authorized to provide the Bank with the names of those Authorized Officers to be added to or deleted from status as such Authorized Officers.

            (ii)    Loan Documents. The Bank shall have received (A) a fully executed Note, (B) a fully executed Pledge and Security Agreement and (C) a fully executed Securities Account Control Agreement.

            (iii)    Representations and Warranties. The Bank shall have received from the Borrower an Officer's Certificate to the effect that each of the representations and warranties made by the Borrower in this Agreement and in the other Loan Documents is true and correct, substantially in the form of Exhibit E attached hereto and made a part hereof.

            (iv)    No Default. The Bank shall have received from the Borrower an Officer's Certificate to the effect that no Default or Event of Default is continuing on the Effective Date, or would result from the transactions contemplated to occur on the Effective Date.

            (v)    Opinion. The Borrower shall have delivered to the Bank an opinion of counsel acceptable to the Bank dated the Effective Date, substantially in the form attached hereto as Exhibit F and made a part hereof.

            (vi)    Form U-1. The Borrower shall have executed and delivered to the Bank in connection herewith a Federal Reserve Form U-1, in form and substance satisfactory to the Bank ("Form U-1").

            (vii)    Expenses. The Borrower shall have paid to the Bank the fees, expenses, and disbursements required to be paid by the Borrower pursuant to Section 8(d) hereof.

            (viii)     Financial Statements. The Borrower shall have provided the Bank with (A) its audited financial statements for its most recently ended fiscal year, (B) the then current form of the Prospectus, and (C) the then current form of the Fund Statement (which may be provided electronically in the manner specified in the second paragraph of Section 5(b).

        (b)    Conditions Precedent to Each Loan. The making of each Loan to the Borrower is subject to the sole discretion of the Bank and the satisfaction of each of the following conditions precedent, unless waived by the Bank in its sole and absolute discretion:

            (i)    Loan Request. The Bank shall have received a request for a Loan in compliance with Section 2(c) hereof.

            (ii)    Default. Before and after giving effect to such Loan, or any portion thereof, no Default or Event of Default shall have occurred and be continuing.

            (iii)    Representations and Warranties. Before and after giving effect to such Loan or any portion thereof, the representations and warranties of the Borrower set forth herein and in the other Loan Documents shall be true and correct as though made on the date of such Loan.

            (iv)    Adverse Change. There shall have been no material adverse change in the business or financial condition of the Borrower or the Fund nor shall there have been a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents, in each case, since the Effective Date.

            (v)    Form U-1. The Borrower shall have delivered to the Bank as a supplement to Form U-1 a current list of Collateral that adequately supports the credit extended under this Agreement.

            (vi)    Other Actions. The Borrower shall take such other actions and deliver to the Bank such other documents, certificates, and instruments as the Bank may reasonably request to evidence, protect or perfect the Loans and the Collateral therefor.

    7.    Events of Default. If any of the following events (each, an "Event of Default") shall occur, then the Bank may without further notice or demand, accelerate the Loans and declare them to be, and thereupon the Loans shall become, immediately due and payable (except that upon the occurrence of an Event of Default as described in Section 7(h) or (i) below, the Loans shall be automatically due and payable) and the Borrower may not request further Loans hereunder (or if already requested, may not receive the proceeds of any Loans hereunder), and, regardless of whether or not the Loans shall have been accelerated, the Bank shall have all rights provided herein and in any of the other Loan Documents or otherwise provided by law to realize on the Collateral:

        (a)    The Borrower shall not have paid or repaid to the Bank any principal of or any interest on the Loans or any other obligation hereunder or under any of the other Loan Documents when due, whether by reason of demand, acceleration, or otherwise; or

        (b)    There shall have occurred any other violation or breach of any covenant, agreement, or condition contained herein or in any other Loan Document except that in the event of a Default of the Borrower's obligation to deliver the daily statements required under Section 5(b)(ii), such Default shall not constitute an Event of Default hereunder unless the Bank has notified the Borrower of such Default and the Borrower has not cured such Default within thirty-six (36) hours of receiving such notice; or

        (c)    The Borrower shall not have paid when due any other Indebtedness, or the holder of such other Indebtedness shall have declared such Indebtedness due prior to its stated maturity because of the Borrower's default thereunder or the Borrower shall have failed to perform any of its obligations under agreements relating to Indebtedness which failure would, if not cured, give the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness; or

        (d)    There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower and the Bank; or

        (e)    The Borrower shall not have performed its obligations under any agreement material to its business; or

        (f)    Any representation or warranty made or deemed made herein or in any other Loan Document or writing furnished in connection with this Agreement shall have proven to be false when made or when deemed to have been made; or

        (g)    The Borrower shall have been unable to pay its debts as they become due; or

        (h)    The Borrower shall have made an assignment for the benefit of creditors; or

        (i)    The Borrower shall have applied for the appointment of a trustee or receiver for any part of its assets or shall have commenced any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application shall have been filed, or any such proceedings shall have commenced, against the Borrower, and either the Borrower shall have indicated its approval, consent or acquiescence thereto or such proceedings shall not have been dismissed within forty-five (45) days; or an order shall have been entered appointing such trustee or receiver, or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings; or

        (j)    Any part of the Borrower's operations shall have ceased; or

        (k)    Any final judgment which, together with other outstanding judgments against the Borrower, causes the aggregate of such judgments to exceed One Hundred Thousand Dollars ($100,000), shall have been rendered against the Borrower; or

        (l)    There shall have occurred any material adverse change in the business or financial condition of the Borrower or its ability to repay the Loans or a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents; or

        (m)    ___________ shall no longer be the investment advisor to the Borrower; or

        (n)    The Custodian shall no longer be the custodian of the Collateral, or the Borrower has evidenced any intent to remove the Custodian from its position as custodian of the securities and financial assets of the Fund.

    8.    Miscellaneous.

        (a)    Lien; Right of Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in and to any and all moneys, securities, and other properties of the Borrower and the proceeds thereof now or hereafter held or received by or in transit to the Bank from or for the account of the Borrower, whether for safekeeping, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Borrower with the Bank at any time existing. In addition to all of the statutory rights of the Bank, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower, to set-off, appropriate, apply, and enforce said lien and security interest in any and all items of the Borrower hereinbefore in this clause (a) referred to (and including all account numbers relating thereto), against all obligations of the Borrower arising under this Agreement or any of the other Loan Documents, or any other agreements between the Bank and Borrower, and the Borrower shall continue to be liable to the Bank for any deficiency with interest at the rate set forth herein.

        (b)    Delay. No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and remedies provided by law.

        (c)    Notice. Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be given by personal delivery, telecopy, e-mail, or overnight courier or registered or certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

        Bank:            U.S. Bank National Association
                    425 Walnut Street, Mail Location CN-OH-W6TC
                    Cincinnati, Ohio 45202
                    Attention: Shelly L. Allen
                    Telephone: (513) 639-6404
                    Telecopy: (866) 351-8893
                    Email: shelly.allen@usbank.com

        Borrower:        _________
                    ________
                    _______
                    Attention: __________
                    Telephone: ()
                    Email:

The Borrower or the Bank may, by written notice to the other as provided herein, designate another address or number for purposes hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed)

to such party as provided in this Section 8(c) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8(c).

        (d)    Expenses; Indemnity. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank and its employees (including reasonable attorneys’ fees, charges, and other legal expenses of outside counsel (determined on the basis of such attorneys’ generally approved rates, which may be higher than the rates such attorneys charge the Bank in certain unrelated matters), but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, and administering or enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and the Borrower agrees to pay the Bank upon demand for the same. The Borrower further agrees to defend, indemnify, and hold the Bank harmless from any liability, obligation, cost, damage, or expense, including attorney's fees and legal expenses for taxes, fees, or third party claims which may arise or be related to the execution, delivery, or performance of this Agreement or any of the other Loan Documents, except in the case of gross negligence or willful misconduct on the part of the Bank.

        (e)    Survival. All covenants and agreements of the Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of the Borrower are outstanding hereunder or under any of the other Loan Documents. The obligations of the Borrower set forth in Sections 3(c), 3(d), and 8(d) shall survive the termination of this Agreement and repayment of the Obligations.

        (f)    Severability. Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability or such provision in any other jurisdiction.

        (g)    Governing Law. The Loans shall be deemed made in Ohio and this Agreement and all of the other Loan Documents, and all of the rights and obligations of the Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity, and performance. Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to the transactions contemplated hereunder or under any of the other Loan Documents. The interest rate and all other terms of the Loans negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

        (h)    Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights or delegate its duties hereunder or under any other Loan Document without the prior written consent of the Bank.

        (i)    Amendment. This Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Borrower.

        (j)    Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        (k)    Limitations. It is acknowledged and agreed that the Borrower is entering into this Agreement and the other Loan Documents solely on behalf of the Fund and the Loan Documents are not intended to create obligations of the Borrower independent of the Fund, the obligations of the Borrower under the Loan Documents being limited to causing the Fund to comply with the terms and conditions thereof, except for obligations specifically imposed upon the Borrower pursuant to the terms of the Loan Documents.

        (l)    USA PATRIOT Act Notification. The following notification is provided to the Borrower and the Fund pursuant to Section 326 of the PATRIOT Act: The Bank hereby notifies the Borrower and the Fund that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Fund, which information includes the name and address of the Borrower and the Fund and other information that will allow the Bank to identify the Borrower and the Fund in accordance with the PATRIOT Act.

    (m)    Confession of Judgment. The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Agreement at any time after the Loan and/or other obligations of the Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank's affiliates, and the Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of this Agreement.

[Signatures on following page]
    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

    THE BANK:

    U.S. BANK NATIONAL ASSOCIATION

    By:
    Name: Shelly L. Allen
    Title: Vice President

    WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

    THE BORROWER:

________________

    By:
    Name:
    Title:

EXHIBITS:

A -    Pledge and Security Agreement
B -    Securities Account Control Agreement
C -    Note
D -    Form of Loan Request

E - Form of Officer’s Certificate
F -    Form of Opinion of Counsel

EXHIBIT A
PLEDGE AND SECURITY AGREEMENT

    THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement") is made and entered into as of the ____ day of ________, 20__, by and between _______________, a ___________ business trust (the "Debtor"), and U.S. BANK NATIONAL ASSOCIATION (the "Secured Party"), as follows:

    1.    Security Interest. To secure the prompt payment of all of the Debtor's liabilities, obligations and indebtedness to the Secured Party under that certain Loan Agreement between the Secured Party and the Debtor with respect to the ____________ (the "Fund") dated as of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") and all of the other Loan Documents (as defined in the Loan Agreement) or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary or secondary, or absolute or contingent, and whether arising under written or oral agreement or by operation of law, and the prompt, full and faithful performance of the obligations of the Debtor under any documents or instruments executed or delivered in connection with any such liabilities, obligations and indebtedness (all of such liabilities, obligations and indebtedness being sometimes collectively referred to herein as the "Obligations", the Debtor hereby grants to the Secured Party a continuing first priority lien and security interest in and right of setoff against all of the Debtor's rights, title, and interest, including without limitation the Debtor's securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of Ohio (the "UCC")), in and to the following described securities account (as such term is defined in Article 8 of the UCC) held by U.S. Bank National Association, as custodian (the "Custodian"): account number _______ in the name ___________ (the "Securities Account"), together with all of the Debtor's rights, title, and interest in and to all securities and financial assets (as such terms are defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (all of the foregoing being sometimes collectively referred to herein as the "Collateral"). The Secured Party may also prepare and file on behalf of the Debtor appropriate UCC-1 financing statements evidencing the Secured Party’s interest in the Collateral under Article 9 of the UCC.

    2.    Representations, Warranties and Covenants. The Debtor represents and warrants to the Secured Party, and covenants with the Secured Party, which representations, warranties, and covenants shall be continuing so long as any Obligations remain outstanding or this Agreement or any other Loan Document, or any of the Secured Party's rights and remedies under any of them, remain in effect, that:

        (a)    The Debtor has and will continue to maintain a securities entitlement to the Collateral, free and clear of all liens, security interests, setoffs, and adverse claims whatsoever, except for the security interest of the Secured Party hereunder, and except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds.

        (b)    The Debtor has not entered into and shall not enter into a control agreement with respect to the Collateral in favor of any party other than the Secured Party, and no financing statement covering any of the Collateral is or shall be on file against the Debtor in any public office except in favor of the Secured Party.

        (c)    Until such time as the Custodian receives from the Secured Party a Notice of Sole Control, as defined in the Securities Account Control Agreement dated as of the date hereof among the Secured Party, the Debtor and the Custodian with respect to the Fund (the "Control Agreement"), but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of the Collateral and may direct the Custodian with respect to substitution and disposition of Collateral and otherwise provide instructions and entitlement orders to the Custodian with respect to the Collateral. The Debtor acknowledges and agrees that the rights set forth in the preceding sentence are not exclusive to the Debtor, but shall be in addition to the right of the Secured Party to provide entitlement orders to the Custodian at any time as provided in the Control Agreement. The Secured Party shall have the right to give a Notice of Sole Control at any time, but only if an Event of Default (as hereinafter defined) has occurred or then exists.

        (d)    The Debtor shall defend the Collateral against the claims and demands of all persons and shall pay promptly all taxes and assessments with respect to the Collateral.

        (e)    At its option, the Secured Party may discharge taxes, liens, security interests and other claims against the Collateral and may pay for the maintenance, preservation, and protection thereof, including costs and expenses incidental to any actions undertaken by the Secured Party pursuant to Paragraph 4 hereof, and the Debtor shall reimburse the Secured Party on demand for any payments so made, which payments by the Secured Party shall become part of the Obligations secured hereby.

        (f)    The Debtor shall from time to time execute such documents and instruments, including without limitation financing statements, in form and substance satisfactory to the Secured Party (and pay the cost of filing or recording them in whatever public offices the Secured Party reasonably deems necessary) and perform such other acts as the Secured Party may reasonably request from time to time to perfect and maintain a valid first priority security interest in the Collateral. The Debtor hereby expressly grants the Secured Party a power of attorney, and appoints and constitutes the Secured Party as Debtor's agent, for the purpose and with the power to sign on behalf of the Debtor in the Debtor's name, one or more financing statements covering any of the Collateral described herein.

    3.    Events of Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement.

    4. Remedies.

        (a)    Upon the occurrence of any Event of Default hereunder and at any time thereafter, the Secured Party shall have, in addition to all other rights and remedies available by agreement, at law or in equity, the rights and remedies of a secured party under the UCC, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, to take possession of the Collateral and any proceeds thereof wherever located, and to sell and/or liquidate the Collateral. Without limiting the generality of the foregoing, in its discretion and without notice to or consent of the Debtor, the Secured Party may take any one or more of the following actions (and the Secured Party is hereby irrevocably appointed the Debtor's attorney-in-fact to accomplish this), without liability except to account for property actually received by it: (i) give a Notice of Sole Control and give instructions and/or entitlement orders (as such terms are defined in Article 8 of the UCC) in regard to or in connection with the Securities Account, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate securities and financial assets in the Securities Account; (ii) transfer to or register in its name or the name of its designated custodian or nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, exercise or cause to be exercised all voting rights with respect thereto, and receive the income, dividends, and other distributions thereon and hold them or apply them to the Obligations in any order of priority; (iii) exchange any of the Collateral for other property upon a reorganization, recapitalization, or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as the Secured Party may determine; (iv) in its name or in the name of the Debtor demand, sue for, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, or other evidences of payment; and (v) make any compromise or settlement deemed advisable with respect to any of the Collateral. The Debtor shall, and hereby authorizes any securities intermediary with respect to the Collateral to, make the Collateral available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient for both parties. The Secured Party may sell the Collateral, or any part thereof, at any public or private sale, upon credit or for future delivery, and at such price or prices as the Secured Party may deem appropriate, and the Secured Party may be the purchaser of any or all of the Collateral and thereafter may hold the same, absolutely, free from any right or claim of whatever kind. If notice is required, the Secured Party shall give to the Debtor at least five (5) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The Secured Party shall also be entitled upon the occurrence of any Event of Default, without notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights granted to the Secured Party in such this Paragraph 4.

        (b)    If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Secured Party may sell such Collateral privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in its sole discretion. The Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held. On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be advised by counsel is necessary to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any governmental regulatory authority or officer or court.

        (c)    The Secured Party, instead of exercising any power of sale herein conferred upon it, may proceed by suit at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.

        (d)    To the extent allowed by law, the Debtor shall pay the Secured Party all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral.

        (e)    The proceeds of disposition of the Collateral shall be applied to the Obligations in such manner and order of priority as the Secured Party may determine.

        (f)    The Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.

        (g)    The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve, or maintain any security interest given to secure the Obligations.

    5.    Miscellaneous.

        (a)    Each of the rights, powers, and remedies provided herein or now or hereafter existing at law or in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing at law or in equity or otherwise. The exercise of any such rights, powers, or remedies shall not preclude the simultaneous or later exercise of any or all other such rights, powers, or remedies.

        (b)    No default shall be waived by the Secured Party except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

        (c)    The Debtor shall pay all fees and expenses, including without limitation reasonable attorneys' fees and expenses, incurred by the Secured Party in acting hereunder or in connection herewith.

        (d)    The Secured Party may assign, transfer, or deliver any of the Collateral to any transferee of any of the Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral. Such transferee shall be vested with all the powers and rights of the Secured Party hereunder with respect to such Collateral, but the Secured Party shall retain all rights and powers hereunder with respect to any of the Collateral remaining.

        (e)    Without affecting any obligations of the Debtor under this Agreement, the Secured Party without notice or demand may renew, extend, or otherwise change any of the terms or conditions of any of the Obligations, release any of the Collateral or other security for the Obligations, and add or release any guarantor, endorser, surety, or other party to any of the Obligations.

        (f)    Except as otherwise expressly provided in this Agreement, any consent, notice or other communication required or contemplated by this Agreement shall be in writing and shall be hand delivered, or sent by facsimile, telecopy, e-mail, overnight courier or United States mail, registered or certified with postage prepaid, addressed to the parties at their addresses set forth below:

    Debtor:    ________
        _________
        ___________
        Attention:
        Tel: ()
        Email:

    Secured Party:    U.S. Bank National Association
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Shelly L. Allen
        Tel: (513) 639-6404
        Fax: (866) 351-8893
        Email: shelly.allen@usbank.com

Either party may change its address for notices in the manner set forth above. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail, or on the date five (5) Business Days after dispatch by certified or registered mail (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5(f) or in accordance with the latest unrevoked directions from such party in accordance with this Section 5(f).

        (g)    A carbon, photographic, or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

        (h)    The Debtor hereby authorizes each city, county, state, or federal government to release to the Secured Party all information which the Secured Party may request pertaining to any sales, use or other taxes imposed by such governmental entity with respect to the Collateral. Any such governmental entity may retain a copy of this Agreement.

        (i)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        (j)    The invalidity, illegality, or unenforceability of any provision of this Agreement shall not affect the validity, legality, or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.

        (k)    Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement.

        (l)    This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests.

        (m)    Upon payment and performance in full of the Obligations and termination of the Loan Agreement, the Secured Party shall release its rights and interest in the Collateral and this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

__________        U.S. BANK NATIONAL ASSOCIATION
(the “Debtor”)         (the "Secured Party")

By:         By:
Name:         Name: Shelly L. Allen
Title:         Title: Vice President

EXHIBIT B
    SECURITIES ACCOUNT CONTROL AGREEMENT

    This Securities Account Control Agreement (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement") is made and entered into as of __________, 20__ among ___________, a __________ business trust (the "Debtor"), U.S. BANK NATIONAL ASSOCIATION, as lender (the "Secured Party"), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as custodian (the "Custodian"). Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement with respect to the ___________ (the "Fund") dated as of even date herewith between the Debtor and the Secured Party (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of Ohio.

    W I T N E S S E T H:

    WHEREAS, the Debtor is a mutual fund and the Financial Assets in the Securities Account (as such terms are hereinafter defined) are assets of the Debtor and the Debtor has full authority pursuant to its declaration of trust to borrow moneys and to grant a security interest to the Secured Party in the Financial Assets contained in the Securities Account;

    WHEREAS, the Secured Party and the Debtor have entered into the Loan Agreement, pursuant to which the Secured Party, in its sole discretion, may make certain loans to the Debtor;

    WHEREAS, as a condition to making such loans the Debtor must provide to the Secured Party a first priority lien and perfected security interest in the Securities Account; and

    WHEREAS, the parties are entering into this Agreement for the purpose of perfecting the Secured Party's security interest in the Securities Account by granting the Secured Party control over the Securities Account.

    NOW, THEREFORE, in consideration of the mutual agreements herein made, the Debtor, the Secured Party and the Custodian hereby agree as follows:

    Section 1. Establishment of Securities Account. The Custodian hereby confirms that (i) the Custodian has established account number ______ in the name ___________ (such account and any successor account, the "Securities Account"), (ii) the Securities Account is an account to which Financial Assets are or may be credited, and the Custodian shall, subject to the terms of this Agreement, treat the

Secured Party as entitled to exercise the rights that comprise any Financial Asset credited to the Securities Account, (iii) all property delivered to the Custodian by or on behalf of the Debtor for the Fund will be promptly credited to the Securities Account and (iv) all securities or other property underlying any Financial Assets credited to the Securities Account shall be registered in the name of the Custodian and in no case will any Financial Asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor.

    Section 2. Financial Assets Election. The Custodian hereby agrees that each item of property (whether investment property, financial asset, security, instrument, or cash) credited to the Securities Account (collectively, the "Financial Assets") shall be treated as a "financial asset" within the meaning of Article 8 of the UCC.

    Section 3. Entitlement Orders. If at any time the Custodian shall receive any entitlement order (as such term is defined in Article 8 of the UCC) from the Secured Party directing transfer or redemption of any Financial Asset relating to the Securities Account, including any instructions to transfer, sell, redeem, close open trades, or otherwise liquidate assets in the Securities Account, the Custodian agrees that it shall comply with such entitlement order without further consent by the Debtor or any other person.

    Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Custodian has or subsequently obtains by agreement, operation of law, or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The Financial Assets and other items deposited in the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

    Section 5. Choice of Law. This Agreement shall be governed by the laws of the State of Ohio, including, without limitation, the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests. Regardless of any provision in any other agreement, for purposes of the UCC, Ohio shall be deemed to be the Custodian's jurisdiction.

    Section 6.     Indemnification. The Debtor hereby agrees to indemnify and hold harmless the Custodian and its affiliates, officers, directors, employees, and agents from and against any and all claims, expenses, causes of action, liabilities, lawsuits, and damages, including without limitation court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or the Securities Account, except such as may arise from the gross negligence or willful misconduct of the Custodian.

    Section 7. Conflict with Other Agreements. This Agreement supplements the Debtor's existing agreements with the Custodian and in no way is this Agreement intended to abridge any rights that the Custodian might otherwise have, except as expressly provided herein. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into between the Custodian and the Debtor, the terms of this Agreement shall prevail and the Secured Party's security interest in the Securities Account will be prior to any other security interest therein.

    Section 8. Amendments; Waiver. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

    Section 9. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Custodian does not know of any claim to, or interest in, the Securities Account or in any Financial Asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution, or similar process) against the Securities Account or in any Financial Asset carried therein, the Custodian will promptly notify the Secured Party and the Debtor thereof. Furthermore, the Debtor agrees that it will not enter into any agreement or document purporting to grant any security interest in the Securities Account without the prior written consent of the Secured Party.

    Section 10. Loans. The Secured Party agrees to notify the Custodian each time there is an increase or decrease in the outstanding principal balance of the Loans under the Loan Agreement.

    Section 11. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Custodian to honor entitlement orders as agreed in Section 3 hereof, the Custodian agrees to maintain the Securities Account as follows:

        (i)    Notice of Sole Control. If at any time the Secured Party delivers to the Custodian a Notice of Sole Control in substantially the form set forth in Exhibit A hereto (a "Notice of Sole Control"), the Custodian agrees that after receipt of such notice, it will take all directions, instructions and entitlement orders with respect to the Securities Account and the Financial Assets therein solely from the Secured Party without notice to or consent of the Debtor.

        (ii)    Voting Rights. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of Financial Assets credited to the Securities Account.

        (iii)    Trading Instructions. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor may direct the Custodian with respect to substitution and disposition of Financial Assets held in the Securities Account and otherwise provide instructions and entitlement orders to the Custodian with respect to Financial Assets in the Securities Account; provided, however, that the Custodian shall not act in accordance with any such directions, instructions or entitlement orders to the extent that doing so would cause the outstanding principal balance of the Loans under the Loan Agreement to exceed the Available Facility (as defined in the Loan Agreement).

        (iv)    Notices, Statements and Confirmations. The Custodian shall promptly notify the Secured Party on any Business Day that the outstanding principal balance of the Loans exceeds the Available Facility. In addition, the Custodian will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any Financial Assets credited thereto to the Secured Party at its address set forth in Section 15 of this Agreement upon request by the Secured Party from time to time.

        (v)    Tax Reporting. All items of income, gain expenses and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

    Section 12. Limited Responsibility. The Custodian shall have no responsibility or liability to the Secured Party for accepting and processing instructions related to trading and voting in the Securities Account prior to delivery to the Custodian of a Notice of Sole Control, and shall have no responsibility or liability to the Secured Party with respect to the value of the Securities Account or any asset therein. The Custodian shall have no responsibility or liability to the Debtor for complying with instructions or entitlement orders concerning the Securities Account which are originated by the Secured Party. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Secured Party and the Debtor or as to whether the Secured Party is authorized to give a Notice of Sole Control. This Agreement does not create any obligation or duty of the Custodian other than those expressly set forth herein.

    Section 13. Representations, Warranties and Covenants of the Custodian. The Custodian hereby makes the following representations, warranties and covenants:

        (i)    The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement. The Custodian shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party.

        (ii)    No Financial Asset is or will be registered in the name of Debtor, payable to its order, or specially endorsed to it.

        (iii)    This Securities Account Control Agreement is the valid and legally binding obligation of the Custodian and enforceable against the Custodian in accordance with its terms.

        (iv)    The Custodian has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such person. The Custodian has not entered into any other agreement with the Debtor purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 3 hereof.

    Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

    Section 15. Notices. Except as otherwise expressly provided in this Agreement, any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered in person, or sent by telecopy, e-mail, overnight courier or certified or registered United States mail, postage prepaid, addressed to the party at its address set forth below:

    Debtor:    _____________
        _______________
        ________________
        Attention:
        Telephone: ()
        E-mail:

    Secured Party:    U.S. Bank National Association
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Shelly L. Allen
        Tel: (513) 639-6404
        Fax: (866) 351-8893
        E-mail: shelly.allen@usbank.com

    Custodian:     U.S. Bank National Association
        Institutional Custody Services
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Roger Derek Conley
        Tel: (513) 632-4140

        E-mail: derek.conley@usbank.com
        Fax: (866) 708-6046

    Any party may change its address for notices in the manner set forth above. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or in accordance with the latest unrevoked directions from such party given in accordance with this Section 15.

    Section 16. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Securities Account and are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of the Custodian hereunder shall continue in effect until the security interest of the Secured Party in the Securities Account has been terminated and the Secured Party has notified the Custodian of such termination in writing.

    Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

    Section 18. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date set forth above.
_______________________         U.S. BANK NATIONAL ASSOCIATION
(as Debtor)        (as Lender)

By:         By:
Name:         Name: Shelly L. Allen
Title:         Title: Vice President

        U.S. BANK NATIONAL ASSOCIATION
        (as Custodian)

        By:
    Name: Roger Derek Conley
Title: Assistant Vice President

    EXHIBIT A

    U.S. BANK NATIONAL ASSOCIATION

    [Date]

U.S. Bank National Association, as Custodian
Institutional Custody Services
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio 45201-1118

Attention: ____________________

        Re:    Notice of Sole Control

Ladies and Gentlemen:

        As referenced in the Securities Account Control Agreement with respect to the _________, dated _______, 20__, among __________, us, as Secured Party, and you as Custodian (a copy of which is attached), we hereby give you notice of our sole control over Securities Account number __________________ (the "Securities Account") and all Financial Assets credited thereto. You are hereby instructed not to accept any directions, instructions, or entitlement orders with respect to the Securities Account or the Financial Assets credited thereto from any person other than the Secured Party, unless otherwise ordered by a court of competent jurisdiction.

        You are instructed to deliver a copy of this notice by facsimile transmission to _______________________.

        Very truly yours,

        U.S. BANK NATIONAL ASSOCIATION,
        as Secured Party

        By:
        Name:
        Title:

cc:    _________________

EXHIBIT C
PROMISSORY NOTE

$0.00    Cincinnati, Ohio
    ____, 20__

    _________, a ______ business trust (the "Borrower"), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, (the "Bank"), or its successors or assigns, on or before ________, 20__, or such earlier date specified in the Loan Agreement as the Maturity Date (the "Maturity Date"), the principal sum of ______ Dollars ($0.00), or such portion thereof as may be outstanding from time to time as a Loan under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

    This Note is the "Promissory Note" to which reference is made in the Loan Agreement dated as of even date herewith with respect to the __________ (the "Fund") between the Borrower and the Bank (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

    This Note shall bear interest at a rate per annum equal to the Prime Rate, which interest shall be payable to the Bank monthly, in arrears, commencing on ______, 20__ and on the 1st day of each month thereafter and on the date specified in the second sentence of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever the Borrower repays all or a part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

    As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

    The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable and (ii) if the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or no less than, $1,000.00 or, if less, the outstanding balance of this Note.

    If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

    An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

    All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

    If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

    IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

    Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in

Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, (i) if served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

    Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Agreement at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.
WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.
__________________

    By:

EXHIBIT D

FORM OF LOAN REQUEST

U.S. Bank National Association
425 Walnut Street, M. L. CN-OH-W6TC
Cincinnati, Ohio 45202
Attention: Shelly L. Allen

Ladies and Gentlemen:

    This loan request is delivered to you pursuant to Section 2(c) of that certain Loan Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") dated effective as of _______, 20__ between U.S. Bank National Association (the "Bank") and _______________ (the "Borrower") relating to the _____________ (the "Fund"). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.

    The Borrower hereby [requests] [confirms the verbal request made by the Borrower prior to 2:00 p.m. on the date hereof for] a Loan on this date from the Bank in the aggregate principal amount of $______________. The Borrower hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof:

    (a) The aggregate principal amount of the Loans outstanding does not and will not exceed the Available Facility;

    (b) No Default or Event of Default has occurred and is continuing, nor will the making of such Loan cause a Default or Event of Default to occur;

    (c) All representations and warranties set forth in the Loan Documents are and will be true and correct as though made on the date hereof;

    (d) Since the Effective Date, there has not been and there will not be any material adverse change in the business or financial condition of the Borrower or the Fund, nor has there been nor will there be a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents;

    (e) The proceeds of the Loans will not be used for any purpose that is not permitted under the Loan Agreement, Fund Statement and/or the Prospectus; and

    (f) Upon receipt by the Bank of this loan request, all conditions set forth in Section 6(b) of the Loan Agreement will have been satisfied.

    IN WITNESS WHEREOF, the Borrower has caused this loan request to be executed and delivered by its duly Authorized Officer as of this ______ day of ______________, _____.

__________________________

        By:
        Name:
        Title:

EXHIBIT E
Officer's certificate

_______________, a ___________ business trust is entering into and/or continuing a loan transaction with U.S. BANK NATIONAL ASSOCIATION (the "Bank") pursuant to a Loan Agreement effective as of even date herewith (the "Loan Agreement"). In that connection, the undersigned certifies:
1.    Attached hereto as Schedule 1 is a true copy of the Declaration of Trust of the Borrower on file in the office of the Secretary of State of _____________ which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.
2.    Attached hereto as Schedule 2 is a true copy of the duly adopted Operating Agreement of the Borrower, which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.
3.    Attached hereto as Schedule 3 are true copies of certain resolutions authorizing the loan transactions which were duly adopted by the Trustees of the Borrower, and which have not been amended, rescinded or superseded and remain in full force and effect as of the date hereof.
4.    The Borrower is not a party to any agreement that adversely affects, or would be violated by its entering into, the loan transactions and any document or instrument related thereto.
5.    The execution and delivery of such loan facility documents (A) does not violate or constitute on the part of the Borrower a breach or default under (i) the Declaration of Trust or other organizational or governing documents or the Borrower’s Fund Statement or Prospectus, (ii) any applicable provision of statutory law or regulations, (iii) any order, judgment or decree of any court, governmental agency or authority, or (iv) any agreement with any third party, and (B) does not require the approval or consent of any governmental body or other person.
6.    No Event of Default (as defined in Section 7 of the Loan Agreement) or any event which, with the passage of time or the giving of notice, might mature into an Event of Default has occurred or is continuing as of the date hereof.
7.    The representations and warranties in Section 4 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those limited to or expressed only as of a prior specific date).
8.    The persons listed below are each of the duly elected executive officers of the Borrower and (a) each is an Authorized Officer under the Loan Agreement and is authorized to execute on behalf of the Borrower and deliver to the Bank this

Certificate and all other documents and instruments described in the aforesaid resolutions of the Borrower and in Section 6(a)(i) of the Loan Agreement and (b) each of the undersigned who are such duly elected executive officers of the Borrower is authorized to provide the Bank in the future with the names of additional Authorized Officers and/or the deletions of any such Authorized Officers under the Loan Agreement.
        Name                 Title            Signature

Dated as of ________, 20__

                            BORROWER:

___________________

                            By:
                            Name:
Title:

    EXHIBIT F

    FORM OF OPINION OF BORROWER'S COUNSEL

    We have acted as counsel to _________________, a ________ business trust (the "Borrower"), in connection with a loan in an amount of up to $0.00 being made by U.S. Bank National Association (the "Bank") to the Borrower in connection with the __________ (the "Fund"). In this regard, we have examined the following documents (collectively, the "Loan Documents"):

    (i)    Loan Agreement dated as of _________, 20__ between the Borrower and the Bank (the "Loan Agreement");

    (ii)    Promissory Note dated as of _________, 20__ given by the Borrower to the Bank;

    (iii)    Pledge and Security Agreement dated as of _________, 20__ between the Borrower and the Bank;

    (iv)    Securities Account Control Agreement dated as of _____, 20__ among the Borrower, the Bank and U.S. Bank National Association as Custodian; and

    (v)    Federal Reserve Form U1 given by the Borrower to the Bank.

    On the basis of the foregoing, we are of the opinion that:

    1.    The Borrower is duly organized, validly existing and in good standing under the laws of the State of ________ and is registered as an investment company under the Investment Company Act of 1940.

    2.    The Borrower has full power and authority to own its assets and to conduct its business as a management investment company.

    3.    The Fund is a duly created and validly existing Series (as defined in the Loan Agreement) of the Borrower.

    4.    The Borrower has full power and authority to execute the Loan Documents and to perform its obligations thereunder.

    5.    The execution and delivery of, and the performance by the Borrower of its obligations under, the Loan Documents (a) have been duly authorized by all necessary action, (b) are not in conflict with and do not violate any provisions of the Borrower's articles of incorporation, declaration of trust or other organizational or governing documents or the Fund Statement or Prospectus, (c) do not violate any law, rule, regulation, order or decree, and (d) to our knowledge, are not in conflict with and do not result in any breach or default under any document, instrument or agreement to which the Borrower is a party.

    6.    The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.